Exhibit 99.1
Merlin, Inc. Reports Second Quarter 2026 Results
Ended Second Quarter 2026 With $183.9 Million in Cash, Cash Equivalents, and Short Term Investments, and No Debt
BOSTON, MA – August 13, 2026 – Merlin, Inc. (Nasdaq: MRLN), an aerospace and defense technology company building the operating system of record for autonomous flight, today announced operating and financial results for its second quarter ended June 30, 2026.
Business Highlights
•USSOCOM C-130J contract progress. On June 4, 2026, Merlin announced the completion of the Critical Design Review (CDR) for the C-130J autonomy program. The next phase is to integrate the system onto an aircraft and then begin ground testing, moving Merlin closer to deployment across USSOCOM’s C-130J fleet.
•Autonomous landing milestone at Oshkosh. On July 17, 2026, Merlin executed the first fully autonomous landing at the EAA AirVenture Oshkosh airport using a conventional fixed wing aircraft (Cessna 208B Grand Caravan).
•Strategic industry partnership expansion. Merlin and Israel Aerospace Industries (IAI) signed a non-binding Memorandum of Understanding to advance AI-powered autonomy for Part 25 commercial cargo aircraft. The collaboration establishes a phased path toward platform integration, civil certification, and commercialization, expanding Merlin’s partner ecosystem and positioning its technology to address the approximately 2,400-aircraft global civil cargo market (excluding China and Russia) identified in Airbus's 2025 Cargo Global Market Forecast.
•Civil certification progress. Merlin has achieved the Stage of Involvement 3 (SOI 3) milestone with the New Zealand Civil Aviation Authority (CAANZ), in coordination with the FAA under a Bilateral Aviation Safety Agreement. Separately, Merlin successfully concluded an important certification issue paper with the CAANZ addressing the use of AI/ML-based natural language processing within Merlin Pilot, which enables voice-based interaction with air traffic control. This technical progress advances Merlin’s civil certification strategy and long-term objective of addressing a global commercial aviation market of more than 22,000 aircraft as reported in the August 2025 IATA Global Commercial Aircraft Fleet Report.
“Each of these milestones tackles an independent challenge across commercial, technology, and certification, and that diversity is what makes them so important. We believe these milestones represent meaningful evidence of progress toward our mission to build a certifiable autonomous core that is capable of safely and reliably flying any aircraft for any use case. In other words, we are building what we believe will be the operating system of record for the next century of aviation” said Matt George, CEO of Merlin.
Second Quarter 2026 Financial Results
•Second quarter 2026 total revenue of $2.2 million, compared to $1.0 million in the first quarter of 2026
•Second quarter 2026 GAAP net loss of $(58.4) million, compared to $(90.4) million in the first quarter of 2026
•Second quarter 2026 Adjusted EBITDA* loss of $(27.8) million, compared to an Adjusted EBITDA loss of $(23.3) million in the first quarter of 2026
•Cash, cash equivalents, and short-term investments of $183.9 million at June 30, 2026, compared to $123.1 million at March 31, 2026
*For all Non-GAAP financial measures, see the reconciliation table at the end of this earnings release for further discussion
Conference Call Details
Merlin will host a live webcast on August 13, 2026 beginning at 4:30 pm ET to discuss its second quarter 2026 financial results. A registration link as well as the live webcast will be accessible on the Company’s investor relations website at investors.merlinlabs.com. A replay will be available for a limited period following the call.

About Merlin
Merlin is an aerospace and defense technology company building the operating system of record for autonomous flight. Through a first-principles approach, Merlin is redefining what’s possible across aviation, aerospace, and defense with the goal of delivering full-stack autonomy for any aircraft, military or civilian, from takeoff to touchdown. The Merlin Pilot system powers a growing range of aircraft and mission profiles, proven through hundreds of autonomous flights from test facilities across the globe. With $100M+ total in IDIQ contract ceiling value under its C-130J autonomy program with USSOCOM, Merlin is advancing American leadership in autonomous aviation by helping to solve national security challenges through safe, reliable autonomy. To learn more, visit www.merlinlabs.com or follow us on X @merlinaero.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding Merlin’s expected financial performance, expected reductions in engineering costs and regulatory timelines for future programs, expected improvements in platform performance and adaptability from operational data, expected compounding advantages across engineering, regulatory, and data dimensions, Merlin’s competitive position relative to other developers of autonomous flight technology, program milestones and execution timelines, including automated flight targets, the commercial launch and scaling of Condor, including anticipated revenue from platform adaptation, integration, and recurring software licensing arrangements, civil certification progression, including for novel AI/ML-based functionality within Merlin Pilot, commercial pipeline conversion, anticipated market demand for autonomous aviation and Merlin’s estimates of the total addressable market for autonomous flight, platform portability and expansion to additional aircraft types, reduced-crew and single pilot operations, the development and performance of commercial partnerships, the deployment of capital resources, including recently completed equity financing, the sufficiency of capital resources to fund operations and milestones, anticipated operating investment and R&D spending levels, and the anticipated contributions of recently joined executive personnel. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will,” and similar terms. These statements reflect management’s current expectations based on information available at the date of this release and involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied. Important factors that could cause actual results to differ materially include, but are not limited to: Merlin’s ability to execute on its defense program obligations, including under the USSOCOM C-130J prime contract; the outcome and timing of civil certification proceedings with the FAA and New Zealand Civil Aviation Authority; including uncertainty regarding regulatory acceptance of novel AI/ML-based functionality within Merlin Pilot; the commercial launch, customer adoption, and revenue generation from Condor; the performance, reliability, and scalability of Merlin Pilot across current and future aircraft platforms; Merlin’s dependence on U.S. government contracts and the risk of changes in government budget priorities, procurement decisions, or contract modifications or terminations for convenience; Merlin’s ability to develop, maintain, and scale commercial partnerships; including whether non-binding memoranda of understanding, such as the MOU with Israel Aerospace Industries, result in definitive agreements or generate revenue; Merlin’s ability to convert its identified pipeline into contracted and awarded revenue; competition from established aerospace and defense companies and other autonomous systems developers; Merlin’s ability to attract and retain key technical, operational, and commercial personnel; the accuracy of Merlin’s estimates of the size of its addressable markets; Merlin’s history of net losses and its ability to achieve and sustain profitability; and the other risks and uncertainties described under “Risk Factors” in our final prospectus, dated May 13, 2026, filed with the SEC on May 13, 2026, and in our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2026, and in other documents we will file with the SEC. Merlin does not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.
Contacts
Investor Relations: investor.relations@merlinlabs.com
Media: media@merlinlabs.com

MERLIN, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (UNAUDITED)
(in thousands, except share amounts)

	As of:
	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$183,550	$59,343
Short-term investments	321	330
Accounts receivable, net	1,755	368
Prepaid expenses and other current assets	5,391	3,328
Capitalized transaction costs	—	7,562
Total current assets	191,017	70,931
Property and equipment, net	11,226	7,108
Operating lease right-of-use assets, net	2,058	979
Restricted cash	2,570	—
Deposits	107	1,564
Total assets	$206,978	$80,582
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,882	$3,154
Accrued expenses	6,004	7,937
Deferred revenue	42	—
Contract loss provision	155	4,173
Operating lease liabilities, current	940	657
Long-term debt, current portion, net ($19,175 at fair value and $96 at amortized cost, net as of December 31, 2025)	—	19,271
Convertible promissory notes	—	29,107
Total current liabilities	13,023	64,299
Operating lease liabilities, non-current	1,250	331
Warrant liabilities	130,137	76,766
Long-term debt, non-current portion, net ($12,207 at fair value and $577 at amortized cost, net as of December 31, 2025)	—	12,784
Total liabilities	144,410	154,180
Commitments and contingencies
Series A Preferred Stock: $0.0001 par value; 50,000,000 shares authorized and 18,649,567 shares issued and outstanding as of June 30, 2026	162,497	—
Redeemable convertible preferred stock	—	—
Stockholders' deficit:
Common stock: $0.0001 par value; 800,000,000 and 138,655,675 shares authorized; 100,592,160 and 69,663,395 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	10	7
Additional paid-in capital	599,960	477,448
Accumulated deficit	(699,899)	(551,053)
Total stockholders' deficit	(99,929)	(73,598)
Total liabilities, mezzanine equity, and stockholders' deficit	$206,978	$80,582

MERLIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$2,194	$3,107	$3,195	$3,975
Cost of revenue	2,090	3,066	3,729	3,780
Contract loss adjustments	223	—	(2,229)	—
Gross profit (loss)	(119)	41	1,695	195
Operating expenses:
Research and development	16,387	6,856	30,477	13,534
General and administrative	15,576	3,804	29,668	8,326
Selling and marketing	1,455	389	2,098	748
Total operating expenses	33,418	11,049	62,243	22,608
Loss from operations	(33,537)	(11,008)	(60,548)	(22,413)
Other (expense) income:
Interest income	1,447	131	1,964	432
Interest expense	—	(1,342)	(9)	(2,957)
Other expense	(68)	(151)	(196)	(211)
Change in fair value of warrant liabilities	(26,144)	(3,925)	410	(3,879)
Change in fair value of convertible promissory notes	—	—	(87,824)	—
Change in fair value of long-term debt	—	—	(2,470)	—
Total other expense	(24,765)	(5,287)	(88,125)	(6,615)
Loss before provision for income taxes	(58,302)	(16,295)	(148,673)	(29,028)
Provision for income taxes	125	1	173	1
Net loss	$(58,427)	$(16,296)	$(148,846)	$(29,029)
Series A Preferred Stock dividends and accretion	(8,224)	—	(9,641)	—
Series A Preferred Stock deemed dividend on down round	(60,848)	—	(60,848)	—
Net loss attributable to common stockholders	$(127,499)	$(16,296)	$(219,335)	$(29,029)
Net loss per share:
Basic and diluted	$(1.40)	$(0.23)	$(2.68)	$(0.41)
Weighted-average shares outstanding:
Basic and diluted	91,309,267	70,965,177	81,915,507	70,956,489
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe that EBITDA and Adjusted EBITDA, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance. We define EBITDA as net loss before interest expense or income, income tax expense or benefit, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for stock-based compensation, equity-based compensation to non-employees, changes in fair value of warrant liabilities, changes in fair value of financial instruments accounted for at fair value, transaction and merger-related costs, and other non-cash items. Changes in fair value of warrant liabilities reflect periodic mark-to-market adjustments that will recur each reporting period as long as warrants remain outstanding and are excluded because they are non-cash and not reflective of our core operating performance. Changes in fair value of convertible promissory notes and long-term debt relate to instruments settled in connection with the Merger and are excluded because they are not expected to recur in future periods. Transaction and merger-related costs are excluded because they relate to specific non-recurring corporate events and are not indicative of our ongoing operating performance.
We believe that each of these non-GAAP financial measures provide additional metrics to evaluate our operations and, when considered with both our U.S. GAAP results and the reconciliation to the closest comparable U.S. GAAP measures, provide a more complete understanding of our business than could be obtained absent this disclosure. We use the non-GAAP financial measures, together with U.S. GAAP financial measures, such as net revenue, gross profit margins and cash flow from operations, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance, and to compare our performance to that of our peers and competitors.
The non-GAAP financial measures are presented here because we believe they are useful to investors in assessing the operating performance of our business without the effect of non-cash items, and other items as detailed below. The non-GAAP financial measures should not be considered in isolation or as alternatives to net income (loss), income (loss) from operations or any other measure of financial performance calculated and prescribed in accordance with U.S. GAAP. Our non-GAAP financial measures may not be comparable to similarly titled measures in other organizations because other organizations may not calculate non-GAAP financial measures in the same manner as we do.
The following tables provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, the most directly comparable financial measure presented in accordance with U.S. GAAP.

	Three Months Ended March 31,
($ in thousands)	2026	2025
Net loss	$(90,419)	$(12,733)
Depreciation	417	381
Amortization of right-of-use assets	209	183
Interest income	(517)	(301)
Interest expense	9	1,614
Provision for income taxes	48	1
EBITDA	(90,253)	(10,855)
Stock-based compensation	1,295	513
Equity-based payments to non-employees	643	—
Change in fair value of warrant liabilities	(26,555)	(46)
Change in fair value of convertible promissory notes	87,824	—
Change in fair value of long-term debt	2,470	—
Transaction costs	1,236	—
Adjusted EBITDA	$(23,340)	$(10,388)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Net loss	$(58,427)	$(16,296)	$(148,846)	$(29,029)
Depreciation	712	389	1,129	770
Amortization of right-of-use assets	342	183	551	366
Interest income	(1,447)	(131)	(1,964)	(432)
Interest expense	—	1,342	9	2,957
Provision for income taxes	125	1	173	1
EBITDA	(58,695)	(14,512)	(148,948)	(25,367)
Stock-based compensation	4,608	433	5,903	946
Equity-based payments to non-employees	109	—	752	—
Change in fair value of warrant liabilities	26,144	3,925	(410)	3,879
Change in fair value of convertible promissory notes	—	—	87,824	—
Change in fair value of long-term debt	—	—	2,470	—
Transaction costs	—	—	1,236	—
Adjusted EBITDA	$(27,834)	$(10,154)	$(51,173)	$(20,542)